Exhibit 4.1

C1234567890

THIS RIGHTS CERTIFICATE WILL BE VOID AND WITHOUT VALUE IF NOT USED FOR SUBSCRIPTION BEFORE 5:00 P.M. (EASTERN TIME) AT THE SPECIFIED OFFICE OF COMPUTERSHARE INVESTOR SERVICES INC. ON MARCH 4, 2026.

Certificate Number

ZQ 123456

Rare Element Resources Ltd.

(INCORPORATED UNDER THE LAWS OF BRITISH COLUMBIA)

Certificate for

****0*********
*****0********
******0*******
*******0******

Rights

This non-transferable rights certificate issued to:

SPECIMEN

*** ZERO ***

CUSIP 75381M151

ISIN CA75381M1510

FORM 1 - TO SUBSCRIBE FOR SHARES PURSUANT TO THE BASIC SUBSCRIPTION PRIVILEGE

I hereby irrevocably subscribe for the number of Shares indicated below upon the terms and subject to the conditions stated in the Prospectus Supplement at a subscription price of $0.24 USD per Share.

NUMBER OF SHARES SUBSCRIBED FOR______________
AT $0.24 USD PER SHARE

TOTAL PRICE: $__________________USD

SUBSCRIBER'S SIGNATURE:__________________

Payment in full of the subscription price in United States dollars by certified cheque, bank draft or money order must be made to Computershare Investor Services Inc. with this subscription.

IF THE ABOVE SIGNATURE IS ANY PERSON OTHER THAN THE ABOVE NAMED REGISTERED HOLDER OF THIS RIGHTS CERTIFICATE, SUCH SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION AS MORE FULLY DESCRIBED IN THE PROSPECTUS SUPPLEMENT.

FORM 2 - TO SUBSCRIBE FOR SHARES PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE

I hereby irrevocably subscribe for up to that number of Additional Shares specified below at a subscription price of $0.24 USD per Share and irrevocably agree to accept the same or any smaller number that may be allotted among those exercising this Oversubscription Privilege in accordance with the procedures set out in the Prospectus Supplement.

MAXIMUM NUMBER OF ADDITIONAL SHARES SUBSCRIBED FOR

________________AT $0.24 USD PER SHARE

TOTAL PRICE: $__________________USD

SUBSCRIBER'S SIGNATURE:__________________

Payment in full of the subscription price for such Additional Shares in United States dollars by certified cheque, bank draft or money order must be made to Computershare Investor Services Inc. with this subscription. In the event of an over subscription for Additional Shares pursuant to this Oversubscription Privilege, Computershare Investor Services Inc. shall return to subscribers the excess funds paid for subscription of such Shares.

evidences rights issued by Rare Element Resources Ltd., (the "Company") to a shareholder of record as at the close of business on January 30th, 2026 to subscribe for and purchase shares of the Company (the "Shares") at a price of $0.24 USD per Share, each Share consisting of one Common Share in the capital of the Company (a "Common Share") at any time on or before 5:00 P.M. (Eastern Time) on March 4th, 2026 upon the terms and subject to the conditions stated in the Company's rights offering prospectus supplement dated February 6, 2026 (the "Prospectus Supplement"), all of which is incorporated herein by reference.

Dated:

Kenneth J. Mushinski, President,
Chief Executive Officer and Director

Wayne E. Rich,
Chief Financial Officer

FORM 3 - TO DIVIDE OR COMBINE RIGHTS CERTIFICATES

Please deliver to the undersigned new rights certificate(s) in the name of the undersigned as indicated below.

__________rights certificate(s) for__________rights each

__________rights certificate(s) for__________rights each

Signature of rights certificate holder:__________________

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Printed by CANADIAN BANK NOTE COMPANY, LIMITED

SECURITY INSTRUCTIONS ON REVERSE   VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

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This rights certificate will be void and without value if not used for subscription before 5:00 p.m., Eastern Time, at the office of Computershare Investor Services Inc. specified below, on March 4th, 2026.

TO SUBSCRIBE PURSUANT TO THE BASIC SUBSCRIPTION PRIVILEGE

A holder of this rights certificate wishing to subscribe for Shares must complete Form 1 and deliver this rights certificate, together with payment in full of the subscription price, to Computershare Investor Services Inc. at its office shown below prior to 5:00 p.m. (Eastern Time), on March 4, 2026.The number of whole Shares that may be subscribed for is equal to the number of rights shown in the upper right-hand corner of this rights certificate, provided that if such number includes a fraction of a right, round down to the nearest whole number. Only whole Shares may be subscribed for.

OVERSUBSCRIPTION PRIVILEGE

If Form 1 is completed with respect to the maximum number of Shares that can be subscribed for with the rights evidenced hereby, the holder may, by completing Form 2, subscribe for his, her or its proportionate part of the Shares which are not subscribed for by the expiration of the rights, subject to any maximum number specified by the holder in Form 2. Payment in full of the subscription price of the maximum number of Additional Shares so subscribed for must accompany this certificate when it is delivered to Computershare Investor Services Inc.

TO DIVIDE OR COMBINE CERTIFICATES

Complete Form 3 and deliver this rights certificate to Computershare Investor Services Inc. at its office shown below in ample time for the new rights certificate(s) to be issued and used before the expiration of the rights.

THE RIGHTS AND THE SHARES ISSUABLE UPON EXERCISE OF THE RIGHTS ARE NOT BEING OFFERED FOR SALE OUTSIDE OF THE UNITED STATES OF AMERICA AND CANADA. BY HIS, HER OR ITS EXECUTION AND DELIVERY OF THIS RIGHTS CERTIFICATE, EACH SUBSCRIBER CERTIFIES TO THE COMPANY THAT HE, SHE OR IT IS A RESIDENT OF THE UNITED STATES OF AMERICA OR CANADA OR IS OTHERWISE ENTITLED TO EXERCISE THE RIGHTS EVIDENCED HEREBY IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET OUT IN THE RIGHTS OFFERING PROSPECTUS SUPPLEMENT.

OFFICE OF COMPUTERSHARE INVESTOR SERVICES INC.

By Hand or Courier to:
320 Bay Street, 14th Floor
Toronto, ON M5H 4A6 Canada
Attention: Corporate Actions

By Mail to:
P.O. Box 7021
31 Adelaide St. E.
Toronto, Ontario M5C 3H2
Attention: Corporate Actions

Signature Guarantee: The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

Computershare's Privacy Notice: In the course of providing services to you and our corporate clients, Computershare receives non-public personal information about you - your name, address, social insurance number, securities holdings, transactions, etc. We use this to administer your account, to better serve your and our clients' needs and for other lawful purposes. We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected. It is available at our website, computershare.com, or by writing us at 320 Bay Street, 14th Floor, Toronto, ON M5H 4A6 Canada.
*You are required to provide your Social Insurance Number ("SIN") if you will receive income on these securities. We will use this number for income reporting. Computershare may also ask for your SIN as an identification-security measure if you call or write to request service on your account; however you may decline this usage.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.
PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.



The IRS (Internal Revenue Service) requires cost basis reporting of securities acquired for U.S. residents after January 1, 2011. For more information, please visit www.irs.gov.
L'IRS (Internal Revenue Service) exige la déclaration du prix de base des titres acquis pour les résidents des États-Unis après le 1er janvier 2011. Pour plus d'informations, veuillez visiter le www.irs.gov.

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